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                                                                     EXHIBIT 23.


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Jacobs Engineering Group Inc. of our report dated November 4, 1998, except as to Note 10 as to which the date is December 21, 1998, included in Appendix A to the Company's 1999 Annual Notice and Proxy Statement.


We also consent to the incorporation by reference in both the Registration Statement (Form S-8 No. 33-45914) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan and in the Registration Statement (Form S-8 No. 333-01317) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan of our report dated November 4, 1998, except as to Note 10 as to which the date is December 21, 1998, with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 1998.


                                              ERNST & YOUNG LLP


Los Angeles, California
December 28, 1998